UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2006

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION

On June 1, 2006, Heritage Financial Corporation completed its merger transaction with Western Washington Bancorp. In the merger, Western Washington Bancorp merged with and into Heritage Financial Corporation and Western Washington Bancorp’s banking subsidiary, Washington State Bank, NA merged with and into Heritage’s banking subsidiary, Heritage Bank. After taking into account adjustments made pursuant to certain contingencies outlined in the Agreement and Plan of Mergers, Western Washington Bancorp shareholders received 1.2653 shares of Heritage Financial Corporation common stock and $20.56 in cash for each share of Western Washington Bancorp stock they own.

ITEM 7.01 – REGULATION FD DISCLOSURE

On June 1, 2006, Heritage Financial Corporation issued a press release announcing the completion of its acquisition of Western Washington Bancorp and its wholly-owned subsidiary Washington State bank, NA. The press release is attached hereto as Exhibit 99.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

99	Press Release dated June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2006

HERITAGE FINANCIAL CORPORATION

By:	/S/ DONALD V. RHODES
Donald V. Rhodes
Chairman and Chief Executive Officer